Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm




BMB Munai, Inc.
Almaty, Kazakhstan

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 13, 2005, relating to the consolidated financial statements of BMB Munai, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Interest of Named Experts and Counsel" in the Prospectus.


BDO Kazakhstanaudit
Almaty, Kazakhstan
October 19, 2005